Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268372) of Cadrenal Therapeutics, Inc. of our report dated March 8, 2024, relating to the financial statements as of December 31, 2023 and 2022, and for the year ended December 31, 2023 and for the period from January 25, 2022 (inception) through December 31, 2022, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
March 8, 2024